UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 14, 2022

CAPITAL SOUTHWEST CORPORATION
(Exact Name Of Registrant As Specified In Charter)

Texas	814-00061	75-1072796
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8333 Douglas Avenue, Suite 1100
Dallas, Texas 75225
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (214) 238-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.25 par value per share	CSWC	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 14, 2022, Capital Southwest Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”), by and between the Company and Raymond James & Associates, Inc. as representative of the several underwriters named in Exhibit A thereto (collectively, the “Underwriters”). Pursuant to the terms of the Underwriting Agreement, the Company agreed to sell to the Underwriters an aggregate of 2,203,857 shares of the Company’s common stock, par value $0.25 per share (the “Shares” and the issuance sale of the Shares, the “Offering”). In addition, under the terms of the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to an additional 330,579 Shares. The Offering closed on November 17, 2022, and the Company issued 2,534,436 Shares, including the Shares issuable pursuant to the Underwriters’ option to purchase additional Shares. The Company received approximately $44.0 million in net proceeds from the Offering, after deducting underwriting discounts and estimated offering expenses.

The Company intends to use the net proceeds from the Offering to repay outstanding indebtedness under its senior secured revolving credit facility, to make investments in accordance with its investment objective and strategies, and for other general corporate purposes, including payment of operating expenses.

The Offering was made pursuant to the Company’s effective shelf registration statement on Form N-2 (File No. 333-259455), as supplemented by a preliminary prospectus supplement, dated November 14, 2022, and a final prospectus supplement, dated November 14, 2022, each previously filed with the Securities and Exchange Commission.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)          Exhibits

Exhibit No.	Description

1.1
Underwriting Agreement, dated November 14, 2022, by and between Capital Southwest Corporation and Raymond James & Associates, Inc. as representative of the several underwriters named in Exhibit A thereto

5.1	Opinion of Eversheds Sutherland (US) LLP
23.1	Consent of Eversheds Sutherland (US) LLP (contained in Exhibit 5.1 hereto)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 17, 2022

By:	/s/ Michael S. Sarner
Name: Michael S. Sarner
Title: Chief Financial Officer